Exhibit 99.1

IDV Solutions, LLC

Audited Financial Statements

December 31, 2016

IDV Solutions, LLC

Plante & Moran, PLLC
Suite 400
1000 Oakbrook Drive
Ann Arbor, MI 48104
Tel: 734.665.9494
Fax: 734.665.0664
plantemoran.com

Independent Auditor’s Report

To the Board of Directors

IDV Solutions, LLC

We have audited the accompanying financial statements of IDV Solutions, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDV Solutions, LLC as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

March 29, 2017

1

IDV Solutions, LLC

Balance Sheet

December 31, 2016

Assets

Current Assets
Cash and cash equivalents	$227,215
Accounts receivable	1,200,085
Prepaid expenses and other current assets	161,633

Total current assets	1,588,933

Property and Equipment - Net (Note 5)	270,396

Total assets	$1,859,329

Liabilities and Members’ Deficit

Current Liabilities
Accounts payable:
Trade accounts payable	$70,636
Trade payables to related parties (Note 12)	37,739
Capital lease obligation (Note 8)	34,600
Accrued and other current liabilities:
Accrued compensation	59,245
Dividends payable	75,000
Deferred revenue	4,586,973
Sales tax and other accrued liabilities	665,466

Total current liabilities	5,529,659

Capital Lease Obligation - Net of current portion (Note 8)	40,907

Members’ Deficit (Note 3)	(3,711,237)

Total liabilities and members’ deficit	$1,859,329

See notes to financial statements.	2

IDV Solutions, LLC

Statement of Operations

Year Ended December 31, 2016

Revenue	$10,246,417

Cost of Revenue	2,367,818

Gross Profit	7,878,599

Operating Expenses
Sales and marketing	2,620,264
Research and development	2,681,602
General and administrative	1,899,500

Total operating expenses	7,201,366

Operating Income	677,233

Other Income (Expense)
Interest income	6,119
Other income	24,710
Interest expense	(7,456)

Total other income	23,373

Net Income	$700,606

See notes to financial statements.	3

IDV Solutions, LLC

Statement of Members’ Deficit

Year Ended December 31, 2016

	Members’ Interest	Capital Contribution Receivable	Related Party Note Receivable	Total

Balance - January 1, 2016	$(3,776,264)	$(47,448)	$(363,230)	$(4,186,942)

Net income	700,606	—	—	700,606
Distribution to members	(192,500)	—	—	(192,500)
Repurchase of outstanding units	(1,058)	—	—	(1,058)
Advances on related party contribution receivable (Note 3)	355	(355)	—	—
Forfeiture of unvested units for terminated employees (Note 3)	(6,826)	6,826	—	—
Advances to members (Note 4)	—	—	(25,250)	(25,250)
Interest on related party notes receivable	—	—	(6,093)	(6,093)

Balance - December 31, 2016	$(3,275,687)	$(40,977)	$(394,573)	$(3,711,237)

See notes to financial statements.	4

IDV Solutions, LLC

Statement of Cash Flows

Year Ended December 31, 2016

Cash Flows from Operating Activities
Net income	$700,606
Adjustments to reconcile net income to net cash and cash equivalents from operating activities:
Depreciation	80,164
Loss on disposal of property and equipment	12,755
Bad debt expense	319,990
Interest on member notes receivable	(6,093)
Changes in operating assets and liabilities which provided (used) cash and cash equivalents:
Accounts receivable	799,509
Prepaid expenses and other assets	66,680
Accounts payable	(4,884)
Deferred revenue	(2,119,286)
Accrued and other liabilities	168,762

Net cash and cash equivalents provided by operating activities	18,203

Cash Flows Used in Investing Activities - Purchase of equipment	(4,949)

Cash Flows from Financing Activities
Payments on capital lease obligation	(26,644)
Distributions to members	(118,559)
Advances to members	(25,250)

Net cash and cash equivalents used in financing activities	(170,453)

Net Decrease in Cash and Cash Equivalents	(157,199)

Cash and Cash Equivalents - Beginning of year	384,414

Cash and Cash Equivalents - End of year	$227,215

Supplemental Cash Flow Information - Cash paid for interest	$7,456

See notes to financial statements.	5

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 1 - Nature of Business

IDV Solutions, LLC (the “Company” or “IDV”) provides business intelligence software products to large public, private, and Global 2000 organizations. IDV designs, develops, and deploys web-based applications that leverage an enterprise’s data investment through featuring rich, interactive visualization of data on a map. IDV clients include companies from the energy, government, nonprofit, real estate, insurance, manufacturing, financial services, and education sectors. Currently the majority of clients are located in the United States; there are a number of significant engagements internationally as well. IDV has headquarters in Lansing, Michigan, with a satellite office in Florida.

Note 2 - Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Custodial Credit Risk of Bank Deposits

Custodial credit risk is the risk that, in the event of a bank failure, the Company’s deposits may not be returned to it. The Company’s policy related to custodial credit risk of bank deposits is to maintain all deposits in a high-quality institution. The Company maintains balances in its deposit accounts to adequately cover current operating expenses and, as a result, at times requires balances that exceed the FDIC insurance limit.

Accounts Receivable

Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. At December 31, 2016, the Company recorded an allowance for doubtful accounts of approximately $320,000.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collection is probable.

Substantially all of the Company’s software licenses are sold in arrangements that include installation, maintenance and support, and the license. The Company has concluded that the elements of the arrangements do not have standalone value and, as a result, the Company recognizes revenue for its licenses over the related contract period, generally three years.

Often, the Company will license add-on modules to customers during an existing contract relationship. The installation and license fee associated with these modules are recognized ratably over the remaining contract life.

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 2 - Significant Accounting Policies (Continued)

The Company also offers hosted license arrangements. In these arrangements, software maintenance and hosted license revenue is deferred and recognized ratably over the term of the respective agreements, typically one to three years.

The Company began a project during 2015 that involves significant production and customization of software. Revenue from this project is recognized on the percentage-of-completion method, measured by the percentage of hours incurred to date to estimated hours for the project in total. This method is used because management considers expended hours to be the best available measure of progress on this project.

Changes in project performance, project conditions, estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Due to uncertainties inherent in the estimation process, it is at least reasonably possible that, in the near term, the Company will revise its cost and profit estimates related to customization contracts in process.

Credit Risk, Major Customers, and Suppliers

Sales are predominately to companies in various industries located across the country and internationally. The Company extends trade credit to its customers on terms that are generally practiced in the industry. One major customer accounted for approximately 17 percent of accounts receivable at December 31, 2016. Another major customer accounted for approximately 22 percent of revenue for the year ended December 31, 2016.

Warranty Liability

Occasionally, the Company extends warranty coverage for certain customers. The warranty coverage includes ensuring that the software performs based on its intended use and the Company agrees to reimburse the customer if an outage causes any loss to the customer. Generally, this coverage is for the first 90 days of the contract. During the year ended December 31, 2016, no warranty claims had been made and no liability was recorded at December 31, 2016.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro-rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Research and Development

Research and development expenditures of $2,681,602 were charged to expense as incurred during the year ended December 31, 2016.

Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including March 29, 2017, which is the date the financial statements were available to be issued.

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 2 - Significant Accounting Policies (Continued)

Upcoming Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Company has not yet determined which application method it will use but does believe that the Company’s revenue recognition policies could change with the new guidance.

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2020 and will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the lease for office space classified as an operating lease. The Company expects long-term assets and lease liabilities to increase significantly as a result of adopting the new lease standard.

Note 3 - Member Interests

The Company has five classes of membership interest: “Class A Membership Interest,” which is a voting, nonmanagerial interest; “Class B Membership Interest,” which is a nonvoting, managerial interest; “Class C Membership Interest,” which is a nonvoting interest; “Class D Membership Interest,” which is a voting, preferred interest; and “Class E Membership Interest,” which is a nonvoting interest.

Profit Allocation

After giving effect to special allocations set forth in the operating agreement, profits for any fiscal year are allocated first to Class D members to the extent Class D members have received a Class D preferred return (as discussed below), then to all members to the extent that excess cash has been distributed to them, and finally to all members in proportion to their respective membership interests.

Loss Allocation

After giving effect to special allocations, as defined in the operating agreement, losses for any fiscal year are allocated to the members first in a ratio that the positive balances in their capital accounts bear to one another until all capital accounts have been reduced to zero, and then in proportion to their respective membership percentages.

Tax Liability Distributions

The Company is required to distribute to each member cash in an amount equal to such member’s required tax distribution; such cash is to be distributed quarterly (within 15 days of the close of each calendar quarter) based on the amount of taxable income earned by the Company during the quarter just completed. The Company is only obligated to distribute a required tax distribution to the extent that it has excess cash as defined in the operating agreement.

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 3 - Member Interests (Continued)

Priority Return

The Company is required to pay to certain members a “guaranteed payment” or “priority return” as defined in the operating agreement for as long as they are acting as a manager of the Company. This guaranteed payment has been reported in operating expenses. The priority return will only be paid in the event that following payment, the Company will be able to pay its debts as they come due in the normal course of business and the Company’s assets exceed the sum of its liabilities. The priority return shall be paid in lieu of any other compensation or fringe benefits.

Class A

There are 18,006,062 Class A voting units outstanding at December 31, 2016.

Class B and C

There are no Class B or C units outstanding at December 31, 2016.

Class D

There are 8,740,975 Class D voting units outstanding at December 31, 2016.

Class D Preferred Return is an amount equal to 7 percent per annum computed on the amount of the capital contribution of PVP II Holdings, LLC (PVP). The accumulated unpaid Class D Preferred Return totaled $502,082 at December 31, 2016. Upon liquidation, the Class D members shall be paid a liquidation preference equal to their initial capital contribution.

Class E

There are 1,858,222 Class E units outstanding at December 31, 2016.

Class E membership interests will be issued and offered for sale from time to time to IDV Solutions II, LLC (IDV II), provided that IDV II issues a proportionate percentage of Class B membership interests in IDV II of equal value to certain eligible employees and managers and/or shareholders of the Company as determined by the board of managers. Class E membership interests may be issued by the board of managers without the prior approval of the voting members, provided that the total Class E percentage for all Class E members does not exceed 15.8 percent of the total membership interest of the Company at any given time. Class E membership interests vest 25 percent each year and become fully vested upon the occurrence of a liquidity event.

During 2016, the Company issued additional Class E membership interests to IDV II in exchange for notes receivable of $355 and withdrew previously issued membership interests of approximately $6,900 that were forfeited. With the sale of the Company’s membership interests subsequent to year end, all outstanding Class E membership interests became fully vested.

Put Options

The Company has granted a put option to PVP II Holding, LLC (PVP II) whereby PVP II can sell its Class D interests to the Company at fair market value plus accrued preferred return after the occurrence of one or more trigger events defined in the operating agreement. The first trigger event allows PVP II to put a 10 percent equity interest of the Company at September 30, 2015 and the remainder of the Class D interests in the Company can be put in January 2020. Both trigger events may be preceded by a liquidity event or other certain events defined in the agreement. No puts on the Class D membership interests were executed during 2016.

The Company has also granted a put option to IDV II, an entity created to hold the Class E membership units and owned by those members, whereby IDV II can sell its interest to the Company at fair market value upon the occurrence of a liquidity event as defined in the operating agreement.

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 4 - Notes Receivable

The Company has notes receivable from certain members totaling approximately $394,000 at December 31, 2016. The notes are unsecured. The notes mature on December 31, 2017, bear interest at 1.65 percent, and are due on demand. Interest income on these notes was approximately $6,000 during the year ended December 31, 2016. These notes are reported as a component of equity.

The Company has loaned money to certain individuals to acquire membership interests in IDV Solutions II, LLC. The notes total approximately $41,000 at December 31, 2016, are due on demand, and bear interest at the applicable federal rate of .24 percent. These notes are reported as a component of equity.

Note 5 - Property and Equipment

Property and equipment are summarized as follows:

Amount

Furniture and fixtures	$79,954
Computer equipment and software	382,044
Leasehold improvements	68,609

Total cost	530,607

Accumulated depreciation	260,211

Net property and equipment	$270,396

Depreciation expense for the year ended December 31, 2016 was $80,164.

Note 6 - Line of Credit

In 2015, The Company had a line of credit agreement with a bank allowing borrowings of approximately $1,500,000, subject to a borrowing base formula. Interest was payable monthly at a rate of 1.75 percent above the prime rate. The line of credit was collateralized by all assets of the Company and expired in May 2016.

During 2016, the Company entered into a new financing arrangement with another bank. This agreement allowed the Company to borrow up to $1,000,000 by transferring selected accounts receivable at 80 percent of the account receivable balance. The Company is responsible for any amount not collected by the bank below the 80 percent level. Annually, the Company is charged a fee of $10,000. This agreement was terminated in 2017.

Note 7 - Operating Leases

The Company is obligated under various operating leases primarily for rental space and computer equipment, expiring at various dates through 2024. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was approximately $214,000 for the year ended December 31, 2016.

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 7 - Operating Leases (Continued)

Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount

2017	$229,228
2018	215,469
2019	190,202
2020	172,932
2021	176,377
Thereafter	551,194

Total	$1,535,402

Note 8 - Capital Leases

The Company has several leases for computer and office equipment that are classified as capital leases. For financial statement purposes, the present values of the net minimum lease payments have been capitalized and are being amortized over the useful lives of the assets. Under the terms of the lease agreements, payments of approximately $3,350 are due in monthly installments through June 2019. The leases have been imputed with interest at annual rates from 8.47 to 10.60 percent.

At December 31, 2016, property under the capital leases has a gross cost of approximately $106,000. Accumulated depreciation on the property under capital leases was $11,000 at December 31, 2016 .

The future minimum lease payments under capital leases are as follows:

Years Ending December 31	Amount

2017	$40,251
2018	36,026
2019	7,448

Total	83,725

Less amount representing interest	8,218

Present value of net minimum lease payments	75,507

Less current obligations	34,600

Long-term obligations under capital leases	$40,907

IDV Solutions, LLC

Notes to Financial Statements

December 31, 2016

Note 9 - Customization Contracts in Progress

Costs and estimated earnings on customization contracts in progress at December 31, 2016 are as follows:

2016

Costs incurred on uncompleted contracts	$603,997
Estimated earnings	885,758

Total	1,489,755

Less billings to date	1,419,556

Total	$70,199

Costs and estimated earnings in excess of billings of $70,199 at December 31, 2016 are recorded as a component of accounts receivable on the balance sheet.

Note 10 - Cash Flows

Significant noncash investing and financing activities for 2016 include the acquisition of property under capital lease totaling $38,470.

Note 11 - Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The plan provides for the Company to make a combination of required and discretionary matching contributions. Contributions to the plan totaled approximately $172,000 for the year ended December 31, 2016.

Note 12 - Related Party Transactions

The following is a description of transactions between the Company and related parties:

Accounts Payable

At December 31, 2016 , the Company had accounts payable to certain members totaling $37,739.

PVP Board Fee

The Company is required to pay $5,000 to the Class D members on the first day of each calendar quarter as compensation for the management services of PVP for the preceding quarter. Total amounts expensed for the PVP board fee were $20,000 during 2016.

Note 13 - Subsequent Events

On January 27, 2017, 100 percent of the outstanding membership interests of the Company were purchased by a publicly held company, Everbridge, Inc. for $21.3 million plus the potential for an additional $6.2 million of consideration that is based on future performance measures.